UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     October 24, 2012

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150		38125
Memphis, Tennessee		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2012, Mueller Industries, Inc. (the “Company”) announced that Kent A. McKee, Executive Vice President and Chief Financial Officer, will step down from his positions with the Company, effective October 26, 2012, to pursue other opportunities.  Jeffrey A. Martin, Vice President - Corporate Development, will serve as the Company’s interim Chief Financial Officer, effective October 26, 2012, while the Company searches for a permanent replacement for Mr. McKee.  Mr. McKee will remain available to consult with the Company through the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 29, 2012 in order to provide assistance during the transition period.  Further biographical and other information about Mr. Martin is contained in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on March 21, 2012.

Item 8.01  Other Events.

A copy of the Company’s press release announcing Mr. McKee’s departure and Mr. Martin’s appointment as interim Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

99.1           Press Release, dated October 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

Dated: October 24, 2012	By:	/s/ Gary C. Wilkerson
	Name:	Gary C. Wilkerson
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 24, 2012.